Exhibit 99.1

Chiron Real Estate Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 26, 2026, Chiron Real Estate Inc. (the “Company”), through certain subsidiaries, entered into an Agreement of Purchase and Sale (the “Joint Venture Sale Agreement”), and on June 29, 2026 completed the sale of, a portfolio of seven inpatient rehabilitation facilities located in Altoona, Pennsylvania; Mechanicsburg, Pennsylvania; Mesa, Arizona; Sherman, Texas; Las Vegas, Nevada; Surprise, Arizona; and Oklahoma City, Oklahoma (collectively, the “Properties”).

Pursuant to the Joint Venture Sale Agreement, the Company sold the Properties, together with the related leases, security deposits and certain other tangible and intangible assets associated with the ownership and operation of the Properties, and acquired a 15% ownership interest in the joint venture that acquired the Properties (collectively, the “Transaction”). The aggregate sale price for the Transaction was $217.0 million, subject to customary prorations, adjustments and credits set forth in the Joint Venture Sale Agreement. Following the Transaction, the Company no longer consolidates the Properties and expects to account for its acquired interest in the joint venture as an investment in an unconsolidated joint venture.

The unaudited pro forma condensed consolidated financial information is being provided pursuant to Article 11 of Regulation S-X to reflect the disposition of the Properties, which represents a significant disposition of a business. The unaudited pro forma condensed consolidated financial statements were derived from the Company’s historical consolidated financial statements and the historical financial information of the Properties, and include transaction accounting adjustments to reflect the Transaction, including the removal of the historical assets, liabilities and results of operations attributable to the Properties, recognition of the Company’s acquired 15% ownership interest in the joint venture, the estimated gain on sale and other Transaction-related impacts described in the accompanying notes.

The unaudited pro forma condensed consolidated balance sheet reflects the Transaction as if it occurred on the balance sheet date presented. The unaudited pro forma condensed consolidated statements of operations reflect the Transaction as if it occurred on the first day of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Transaction occurred on the dates indicated, nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed consolidated financial information based on available information using assumptions it believes are reasonable. Actual results reported by the Company in periods following the Transaction may differ materially from this unaudited pro forma condensed consolidated financial information.

Chiron Real Estate Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2026
(in thousands)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 2a)	Additional Transaction Accounting Adjustments		Pro Forma
ASSETS
Investment in real estate:
Land	$169,917	$(12,590)	$—		$157,327
Building	1,073,953	(140,782)	—		933,171
Site improvements	25,783	(1,979)	—		23,804
Tenant improvements	81,168	(12,593)	—		68,575
Acquired lease intangible assets	144,573	(15,629)	—		128,944
	1,495,394	(183,573)	—		1,311,821
Less: accumulated depreciation and amortization	(353,309)	51,768	—		(301,541)
Investment in real estate, net	1,142,085	(131,805)	—		1,010,280
Cash and cash equivalents	8,183	—	194,871	2(b)	203,054
Restricted cash	2,778	(489)	—		2,289
Tenant receivables, net	6,800	2	—		6,802
Due from related parties	177	—	—		177
Escrow deposits	546	—	—		546
Deferred assets	29,953	(7,838)	—		22,115
Derivative assets	7,218	—	—		7,218
Goodwill	5,903	—	—		5,903
Investment in unconsolidated joint venture	8,902	—	16,349	2(c)	25,251
Other assets	25,474	(1,694)	—		23,780
Total assets	$1,238,019	$(141,824)	$211,220		$1,307,415

LIABILITIES AND EQUITY
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $9,686 at March 31, 2026	$662,314	$—	$—		$662,314
Notes payable, net of unamortized debt issuance costs of $0 at March 31, 2026	1,096	—	—		1,096
Accounts payable and accrued expenses	15,022	(107)	—		14,915
Dividends payable	12,708	—	—		12,708
Security deposits	3,486	(531)	—		2,955
Other liabilities	18,368	(714)	—		17,654
Acquired lease intangible liabilities, net	4,375	—	—		4,375
Total liabilities	$717,369	$(1,352)	$—		$716,017
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 5,155 shares issued and outstanding at March 31, 2026 (liquidation preference of $128,875 at March 31, 2026)	124,106	—	—		124,106
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares issued and outstanding at March 31, 2026	13	—	—		13
Additional paid-in capital	729,514	—	—		729,514
Accumulated deficit	(360,640)	(139,361)	205,488	2(d)	(294,513)
Accumulated other comprehensive income	7,218	—	—		7,218
Total Chiron Real Estate stockholders' equity	500,211	(139,361)	205,488		566,338
Noncontrolling interest	20,439	(1,111)	5,732	2(e)	25,060
Total equity	520,650	(140,472)	211,220		591,398
Total liabilities and equity	$1,238,019	$(141,824)	$211,220		$1,307,415

Chiron Real Estate Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2025
(in thousands, except per share data)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Additional Transaction Accounting Adjustments		Pro Forma
Revenue
Rental revenue	$147,682	$(16,636)	$—		$131,046
Other income	526	—	—		526
Total revenue	148,208	(16,636)	—		131,572

Expenses
General and administrative	19,998	—	—		19,998
Operating expenses	32,620	(310)	—		32,310
Depreciation expense	44,025	(4,562)	—		39,463
Amortization expense	15,017	(872)	—		14,145
Interest expense	31,754	—	—		31,754
Total expenses	143,414	(5,744)	—		137,670

Income before other income (expense)	4,794	(10,892)	—		(6,098)
Gain on sale of investment properties	1,487	—	70,748	3(b)	72,235
Impairment of investment properties	(13,014)	—	—		(13,014)
Equity (loss) income from unconsolidated joint ventures	(150)	—	698	3(c)	548

Net (loss) income	$(6,883)	$(10,892)	$71,446		$53,671
Less: Preferred stock dividends	(6,280)	—	—		(6,280)
Less: Net loss (income) attributable to noncontrolling interest	1,047	871	(5,716	) 3(d)	(3,798)
Net (loss) income attributable to common stockholders	$(12,116)	$(10,021)	$65,730		$43,593

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.91)				$3.26	3(e)

Weighted average shares outstanding – basic and diluted	13,379				13,379

Chiron Real Estate Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2026
(in thousands, except per share data)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Additional Transaction Accounting Adjustments		Pro Forma
Revenue
Rental revenue	$38,021	$(4,166)	$—		$33,855
Other income	43	—	—		43
Total revenue	38,064	(4,166)	—		33,898

Expenses
General and administrative	5,089	—	—		5,089
Operating expenses	9,250	(89)	—		9,161
Depreciation expense	11,087	(1,100)	—		9,987
Amortization expense	3,740	(183)	—		3,557
Interest expense	7,233	—	—		7,233
Total expenses	36,399	(1,372)	—		35,027

Income before other income (expense)	1,665	(2,794)	—		(1,129)
Equity (loss) income from unconsolidated joint ventures	(11)	—	185	3(c)	174

Net income (loss)	$1,654	$(2,794)	$185		$(955)
Less: Preferred stock dividends	(2,473)	—	—		(2,473)
Less: Net loss (income) attributable to noncontrolling interest	70	—	—		70
Net loss attributable to common stockholders	$(749)	$(2,794)	$185		$(3,358)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.06)				$(0.25	) 3(c)

Weighted average shares outstanding – basic and diluted	13,235				13,235

Chiron Real Estate Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands, except per share data)

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X to give effect to the Company’s sale of a portfolio of seven inpatient rehabilitation facilities located in Altoona, Pennsylvania; Mechanicsburg, Pennsylvania; Mesa, Arizona; Sherman, Texas; Las Vegas, Nevada; Surprise, Arizona; and Oklahoma City, Oklahoma (collectively, the “Properties”) to a joint venture in which the Company acquired a 15% ownership interest. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transaction as if it had occurred as of March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to the Transaction as if it had occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial statements were derived from the Company’s historical consolidated financial statements and the historical financial information of the Properties. The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to represent what the Company’s results of operations or financial condition would have been had the Transaction occurred on the dates indicated, nor do they project the Company’s results of operations or financial condition for any future period or date.

2. Pro Forma Adjustments – Balance Sheet

The unaudited pro forma condensed consolidated balance sheet reflects adjustments that are directly attributable to the Transaction.

(a) Represents the elimination of the assets and liabilities attributable to the Properties for the periods presented.

(b) Represents the estimated net cash proceeds at the closing of the Transaction:

Description	Amount
Aggregate sale price	$217,000
Less: Closing costs	(2,836)
Less: Transaction costs	(2,944)
Less: Joint venture investment	(16,349)
Estimated net proceeds retained by the Company	$194,871

(c) Represents the Company’s 15% ownership interest in the joint venture that purchased the Properties.

(d) Accumulated deficit has been decreased to reflect the receipt of net cash proceeds and removal of assets and liabilities related to the Transaction, as follows:

Description	Amount
Aggregate sale price	$217,000
Less: Closing and transaction costs	(5,780)
Less: Aggregate book value of the properties sold	(140,472)
Estimated gain on sale	$70,748

(e) Represents the impact to noncontrolling interest.

3. Pro Forma Adjustments – Statements of Operations

The unaudited pro forma condensed consolidated statements of operations reflect adjustments that are directly attributable to the Transaction and expected to have a continuing impact on the Company’s results of operations, as applicable.

(a) Represents the elimination of revenues and expenses associated with the Properties.

(b) Represents the estimated gain on sale associated with the Transaction.

(c) Represents the Company’s 15% share of the estimated earnings of the unconsolidated joint venture that acquired the Properties. The adjustment was calculated by applying the Company’s 15% ownership interest to the estimated net income of the joint venture for the period presented, after giving effect to the historical operating results of the Properties, applicable pro forma adjustments and estimated interest expense on debt incurred by the joint venture in connection with the Transaction.

(d) Represents the impact of net (loss) income attributable to noncontrolling interests.

(e) Represents the impact on earnings per share related to pro forma adjustments.